UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 25, 2025
(Date of earliest event reported)

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-12507	22-2448962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Glen Street	Glens Falls	New York	12801
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:			518	745-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $1.00 per share	AROW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Darrin Jahnel as Director. The Board of Directors (the “Board”) of Arrow Financial Corporation (the “Company”) appointed Darrin Jahnel as a director of the Company on November 25, 2025. Darrin Jahnel is the founder and CEO of Jahnel Group, a 150-person software consulting firm headquartered in Schenectady, New York. He has more than 25 years of experience in building and scaling technology companies. Beyond Jahnel Group, he founded InfoLink, an R&D tax credit company, and acquired LTI, a 40-person software firm. He will not be joining any committee of the Board at the effective date of his appointment. There are no arrangements between Mr. Jahnel and any other person pursuant to which he was elected to serve as a director. There are no related party transactions between the Company and Mr. Jahnel that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Jahnel will be compensated in accordance with the Company’s director compensation policy as more fully described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 24, 2025.

Item 9.01. Financial Statements and Exhibits

Exhibit No	Description
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Date:	November 25, 2025	/s/ Penko Ivanov
Penko Ivanov Chief Financial Officer